Exhibit 10.10
THIRD AMENDMENT
TO
THE PROGRESSIVE CORPORATION
2003 INCENTIVE PLAN
WHEREAS, The Progressive Corporation 2003 Incentive Plan, as heretofore amended (the “Plan”) is currently in effect; and
WHEREAS, the Board of Directors believes that it is desirable to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 6(d), entitled "Buyout Provisions," is hereby deleted in its entirety.
2.Except as expressly modified hereby, the terms of the Plan shall be unchanged.